UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8‑K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2016
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National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001‑37351	46-5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 DTC Parkway, Suite 200 Greenwood Village, Colorado, 80111 (Address of principal executive offices)

(720) 630-2600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
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Item 3.02.    Unregistered Sales of Equity Securities.
Following a prescribed period of time, a holder of Class A common units of limited partner interest ("OP units") in NSA OP, LP (the "Operating Partnership") may redeem some or all of such holder's OP units for cash equal to the market value of an equivalent number of common shares of beneficial interest, $0.01 par value per share (the "Shares") of National Storage Affiliates Trust (the "Company"). The Company has the right, but not the obligation, to assume and satisfy the redemption obligation of the Operating Partnership by issuing one Share in exchange for each OP unit tendered for redemption.
As of September 13, 2016, other than those OP units held by the Company, after reflecting the transactions described in this Form 8-K, 28,900,067 OP units of the Operating Partnership were outstanding (including 2,846,765 outstanding LTIP units in the Operating Partnership and 1,834,786 outstanding OP units ("DownREIT OP units") in certain consolidated subsidiaries of the Operating Partnership, which are convertible into, or exchangeable for, OP units on a one-for-basis, subject to certain conditions).
From July 6, 2016 through and including September 13, 2016, after receiving notices of redemption from certain holders of OP units, the Company, in its capacity as general partner of the Operating Partnership, elected to assume and satisfy the redemption obligation of the Operating Partnership and issue 335,665 Shares to such holders in exchange for 335,665 OP units.
The information in Item 8.01 below is incorporated into this Item 3.02 by reference.
Item 8.01.    Other Events.
On July 14, 2016, the Operating Partnership issued 49,230 OP units as partial consideration for the acquisition of one self storage property from an unrelated third party. From time to time beginning after July 14, 2017, the OP units issued by the Operating Partnership may be redeemed by holders for a cash amount per OP unit equal to the market value of an equivalent number of Shares of the Company.
On September 1, 2016, the Operating Partnership issued 102,555 Class B common units of limited partner interest in the Operating Partnership ("subordinated performance units") as partial consideration for the acquisition of one self storage property from SecurCare Oklahoma A+ Portfolio, LLC, an affiliate of SecurCare Self Storage, Inc., one of the Company's existing participating regional operators ("PROs") and an affiliate of Arlen D. Nordhagen, the Company's president, chief executive officer and chairman, which are convertible from time to time into OP units, subject to certain conditions after April 28, 2017. From time to time beginning after September 1, 2017, any subordinated performance units that are converted into OP units may be redeemed by the holders for a cash amount per OP unit equal to the market value of an equivalent number of Shares of the Company. For additional information about the conversion or exchange of subordinated performance units, LTIP units and DownREIT OP Units into OP units, see Note 8 in Item 1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016.
The Company has the right, but not the obligation, to assume and satisfy the redemption obligation of the Operating Partnership described above by issuing one Share in exchange for each OP unit tendered for redemption. The Company has elected to report early the private placement of its common shares that may occur if the Company elects to assume the redemption obligation of the Operating Partnership as described above in the event that OP units are in the future tendered for redemption.
The issuances described above were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ TAMARA D. FISCHER
Tamara D. Fischer
Executive Vice President and Chief Financial Officer

Date: September 19, 2016